                                                                      EXHIBIT 12

                      PFIZER INC. AND SUBSIDIARY COMPANIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                           YEAR ENDED DECEMBER 31,
                                                              --------------------------------------------------
                                                                1995       1994      1993      1992       1991
                                                              --------   --------   ------   --------   --------
                                                                     (MILLIONS OF DOLLARS, EXCEPT RATIOS)
Determination of Earnings:
  Income from continuing operations before provision for
   taxes on income, minority interests and cumulative effect
   of accounting changes....................................  $2,299.2   $1,830.5   $835.3   $1,541.0   $  913.2
  Less:
    Minority interests......................................       7.0        4.6      2.6        2.7        3.2
    Undistributed earnings/(losses) of unconsolidated
     subsidiaries...........................................      (0.3)      (0.7)     0.7        8.5        0.8
                                                              --------   --------   ------   --------   --------
  Adjusted income...........................................   2,292.5    1,826.6    832.0    1,529.8      909.2
    Fixed charges...........................................     231.9      158.4    135.6      130.1      155.2
                                                              --------   --------   ------   --------   --------
      Total earnings as defined.............................  $2,524.4   $1,985.0   $967.6   $1,659.9   $1,064.4
                                                              --------   --------   ------   --------   --------
                                                              --------   --------   ------   --------   --------
Fixed charges
  Interest expense (a)......................................  $  192.5   $  126.9   $106.5   $  103.4   $  130.1
  Rents (b).................................................      39.4       31.5     29.1       26.7       25.1
                                                              --------   --------   ------   --------   --------
    Fixed charges...........................................     231.9      158.4    135.6      130.1      155.2
  Capitalized interest......................................      12.4       14.7     14.0       12.2        8.0
                                                              --------   --------   ------   --------   --------
    Total fixed charges.....................................  $  244.3   $  173.1   $149.6   $  142.3   $  163.2
                                                              --------   --------   ------   --------   --------
                                                              --------   --------   ------   --------   --------
Ratio of earnings to fixed charges..........................      10.3       11.5      6.5       11.7        6.5
                                                              --------   --------   ------   --------   --------
                                                              --------   --------   ------   --------   --------
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(a) Interest expense includes amortization of debt discount and expenses.

(b) Rents included in the computation consist of one-third of rental expense, which the Company believes to be a conservative estimate of an interest factor in its leases, which are not material.

Note: In December 1995, the Company agreed to sell substantially all the net assets of the food science business. As a result, the food science business has been reported as a discontinued operation. The sale was completed in January 1996. The computations of the ratio of earnings to fixed charges for the years 1991 through 1994 have been restated to remove the income from operations of the Company's food science business.